SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

INFORMATION STATEMENT
PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

SCHEDULE 14C
(RULE 14C-101)

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement
☐	Definitive Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

Absolute Waste Services, Inc.
(Name of Registrant As Specified In Its Charter)

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Absolute Waste Services, Inc.
2932 County Road 44
Robstown, Texas 78380

PRELIMINARY INFORMATION STATEMENT
PURSUANT TO SECTION 14 OF THE SECURITIES EXCHANGE ACT OF 1934,
AS AMENDED, AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

INTRODUCTION

This notice and information statement (the “INFORMATION STATEMENT”) was mailed on or about July ___, 2004 to the stockholders of record, as of July ___, 2004, of Absolute Waste Services, Inc., a Florida corporation (the “Company”) pursuant to: Section 14(c) of the Exchange Act to inform the stockholders that the majority stockholders of the Company executed a written consent dated June 3, 2004 authorizing and approving the Mutual Termination Agreement pursuant to which the merger by and between the Company, Absolute Waste Acquisition Corporation and Absolute Waste Services LLC will be terminated. This notice and information statement attached hereto shall be considered the notice required under Section 228(e) of the Florida General Corporation Law (the “FGCL”).

Our board of directors has unanimously approved the Mutual Termination Agreement, as have stockholders representing a majority of our issued and outstanding shares of common stock. Accordingly, your approval is not required and is not being sought.

Please read this notice carefully. It describes the essential terms of the Mutual Termination Agreement. Additional information about the Company is contained in its periodic and current reports filed with the United States Securities and Exchange Commission (the “Commission”). These reports, their accompanying exhibits and other documents filed with the Commission may be inspected without charge at the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material may also be obtained from the Commission at prescribed rates. The Commission also maintains a Web site that contains reports, proxy and Information statements and other information regarding public companies that file reports with the Commission. Copies of these reports may be obtained from the Commission’s EDGAR archives at http://www.sec.gov/index.htm.

The principal executive office of the Company is located at 2932 County Road 44, Robstown, Texas 78380. The Company’s telephone number is (361) 387-7747.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO Stockholders MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

Absolute Waste Services, Inc.
2932 County Road 44
Robstown, Texas 78380

PRELIMINARY INFORMATION STATEMENT
PURSUANT TO SECTION 14 OF THE SECURITIES EXCHANGE ACT OF 1934
AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the following action was taken pursuant to a Written Consent of the Majority Stockholders of the Company:

     1. Immediately upon the effective date of the Mutual Termination Agreement (“Agreement”), the merger by and between the Absolute Waste Services, Inc., Absolute Acquisition Corporation and Absolute Industries LLC will be terminated as more fully set forth in the Agreement, a copy of which is attached hereto as Exhibit A.

     The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

     This Information Statement will serve as written Notice to stockholders pursuant to Section 228(e) of the DGCL.

     THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO Stockholders MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

By order of the Board of Directors,
July _, 2004	James Wright President

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS TERMINATION OF ACQUISITION OF SHECOM CORPORATION AND CHANGE OF CONTROL
Description of the Termination of the Merger
Change in Control
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
MANAGEMENT
Certain Information About The Board Of Directors
Compensation of Directors and Officers
Limitation of Liability and Indemnification Matters
DESCRIPTION OF CAPITAL STOCK
SOLICITATION OF PROXIES
STOCKHOLDER PROPOSALS
EXHIBIT A — Mutual Termination Agreement

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Information included in this Information Statement may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “EXCHANGE ACT”). This information may involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that these projections included in these forward-looking statements will come to pass. The Company’s actual results could differ materially from Those expressed or implied by the forward-looking statements as a result of various factors. The Company undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

TERMINATION OF ACQUISITION OF SHECOM CORPORATION AND CHANGE IN CONTROL

Description of the Termination of the Merger

On August 23, 2003, Absolute Waste Services, Inc. (the “Company”), Absolute Waste Acquisition, Inc., a Texas corporation and wholly owned subsidiary of the Company (“Mergeco”), and Absolute Industries LLC, a Texas LLC (“Absolute”), entered into a Merger Agreement. The Merger Agreement was approved by the board of directors of each of the Company and Mergeco on August 23, 2003 and became effective on that date.

Pursuant to the terms of the Merger Agreement, Mergeco was merged with and into Absolute (the “Merger”), with Absolute as the surviving corporation of the Merger. As a result of the Merger, the outstanding shares of capital stock of each of Mergeco and Absolute were converted or canceled in the manner provided by the Merger Agreement, the separate corporate existence of Mergeco ceased and Absolute continued unimpaired as the surviving corporation in the Merger as a wholly owned subsidiary of the Company.

In connection with the Merger, the Company issued to the current shareholders of Absolute convertible preferred stock (collectively the “Shareholders”) that number of shares of preferred stock (assuming full conversion of such preferred stock) 57.4% of the issued and outstanding shares of common stock on a fully-diluted basis, after giving effect to the Merger (the “Merger Shares”) in exchange for 100% of the issued and outstanding common stock and common stock purchase warrants of Absolute (the “Exchange Shares”).

Following the Merger all of the directors and officers of the Company were replaced by designees appointed by Absolute. Please see the Definitive Schedule 14C as filed with the Commission on November 7, 2003 and the Current Report on Form 8-K filed on September 26, 2003.

The Board has unanimously adopted and shareholders holding a majority of the common sock have approved a resolution authorizing and approving a Mutual Termination Agreement (the “Agreement”), a copy of which is attached hereto as Exhibit A, pursuant to which the merger by and between the Company, Absolute Acquisition Corporation and Absolute Industries LLC will be rescinded.

The Board and such shareholders believe that it is in the best interests of the Company and its shareholders to terminate and rescind the merger because Absolute is unable to produce audited financial statements which has resulted in the Company’s inability to comply with the Commission’s requirements for reporting entities. Specifically, due to Absolute’s inability to produce audited financial statements, the Company has been unable to provide the financial statements required to complete it Annual Report on Form 10K or to provide financial statements for its Quarterly Reports on Form 10-Q.

The Agreement provides that each party will release and discharge the other from any and all claims, actions and liabilities arising from or in connection with the Merger Agreement, the events leading up to and including the termination and rescission of the merger as well as any and all claims arising from the Agreement.

The Agreement will become effective 20 days after the date this Information Statement is mailed (the “Effective Date”). On the Effective Date, the Shareholders will tender to the Company the Merger Shares and the Company will deliver to the Shareholders the Exchange shares. Thereafter, the Company will no longer have any ownership interest in Absolute, which will then be 100% owned by the Shareholders and the Shareholders will no longer have any ownership interest in the Company. The Company will cancel the Exchange Shares upon receipt. On the Effective Date all of the officers and directors of the Company will resign and be replaced by a designee appointed by the Shareholders.

On March 10, 2004, the Company filed with the Commission a Current Report on Form 8-K. For further information about the Agreement and related transactions, see: (1) the information set forth in the Form 8-K, including with specific reference “Item 2 Acquisition or Disposition of Assets”; (ii) the Mutual Termination Agreement filed as an Exhibit to the Form 8-K.

Change of Control

A change in the majority of the directors will occur on the Effective Date. The members of the board have executed written consents to appoint Thomas F. Duszynski to the Board and to serve as the Company’s President, Secretary and Treasurer upon the Effective Date. Each member of the Board has also submitted a letter of resignation which will take effect on the Effective Date and contemporaneously with Mr. Duszynski’s appointment.

On the effective date, the Company will relocate its corporate office to 141 W. Jackson Boulevard, Suite 2182, Chicago, Illinois 60604. Its telephone number will be (312) 427-5461.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth ownership information as of the Record Date with respect to (i) each current director or executive officer of the Company, (ii) all directors and executive officers of the Company as a group and (iii) each person known to the Company to be a beneficial owner of more than 5% of its outstanding voting securities. Each share of Common Stock is entitled to one vote. Unless otherwise noted, the address of each of the individuals listed below is c/o the Company at 141 West Jackson Boulevard, Suite 2182, Chicago, Illinois 60604.

	NUMBER OF SHARES	PERCENTAGE
NAME	BENEFICIALLY OWNED(1)	OWNED
Thomas F. Duszynski, Chairman of the Board and Chief Executive Officer (2)
Augustine Fund LP (3)	2,507,188	25.0%
PAC Funding LLC (4)	5,000,000	50.0%
All directors and executive officers as a group	7,507,188	75%

(1)	Beneficial ownership is determined in accordance with the Rule 13d-3(a) of the Exchange Act, and generally includes voting or investment power with respect to securities. Pursuant to the rules and regulations of the Commission, shares of common stock that an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person shown in the table. Except as subject to community property laws, where applicable, the person named above has sole voting and investment power with respect to all shares of the Company’s common stock shown as beneficially owned by him.

(2)	Applicable percentage of ownership as of June 25, 2004 is based on 10,000,000 shares of common stock outstanding.

(3)	Thomas F. Duszynski is a principal of Augustine Fund LP.

(4)	Thomas F. Duszynski is a principal of Augustine Fund LP, which is a manager PAC Funding LLC.

MANAGEMENT

On the twentieth day after this Information Statement is mailed to all record holders of our common stock, the present board of directors will appoint Thomas F. Duszynski to serve as a member of the Board until the next annual meeting of shareholders. Thereafter, all other Board members will resign and Mr. Duszynski will be the sole, remaining director of the Company.

The following table contains information regarding the directors and executive officers after the Effective Date.

Name	Age	Position
Thomas F. Duszynski	49	President, Secretary, Treasurer and Director designee

Thomas F. Duszynski was an officer and director of Absolute Waste Services, Inc. since the merger with Absolute Industries LLC. Mr. Duszynski is a Principal of Augustine Fund LP.

Following the Effective Date, the Company will have no standing audit, nominating or compensation committees of the Board, or committees performing similar functions.

Compensation of Directors and Officers

Directors and officers are not entitled to receive compensation for their services as directors and officers. Directors and officers however will be reimbursed for their direct out of packet expenses incurred in connection with the Company’s business.

Limitation of Liability and Indemnification Matters

The Company’s certificate of incorporation limits the liability of directors to the maximum extent permitted by Delaware law. The Company’s certificate of incorporation contains a provision eliminating or limiting the personal liability of a director for monetary damages for breach of their fiduciary duties as directors, except for liability (1) for any breach of their duty of loyalty to the Company or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law or (4) for any transaction from which the director derived an improper personal benefit.

The Company’s bylaws provide that the Company shall indemnify its directors and officers and may indemnify its employees and agents to the fullest extent permitted by law. The Company believes that indemnification under its bylaws cover at least negligence and gross negligence on the part of indemnified parties.

DESCRIPTION OF CAPITAL STOCK

The authorized capital stock of the Company consists of 150,000,000 shares of common stock.

The following is a summary of some of the provisions of the Company’s common stock and of its amended certificate of incorporation.

The holders the common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the board out of funds legally available therefore.

In the event of the Company’s liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights or rights to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and non-assessable.

SOLICITATION OF PROXIES

The Company is making the mailing and will bear the costs associated therewith. There will be no solicitations made. The Company will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy material to beneficial owners of the Company’s common stock.

STOCKHOLDER PROPOSALS

     The Board has not yet determined the date on which the next annual meeting of stockholders of the Company will be held. Any proposal by a stockholder intended to be presented at the Company’s next annual meeting of stockholders must be received at the offices of the Company a reasonable amount of time prior to the Date on which the information or proxy statement for that meeting are mailed to stockholders in order to be included in the Company’s information or proxy statement relating to that meeting.

By Order of the Board of Directors,

James Wright, President and Director July ___, 2004

Exhibit A

MUTUAL SETTLEMENT AGREEMENT

     This MUTUAL SETTLEMENT AGREEMENT dated June 3rd, 2004 (the “Agreement”) is made and entered into by and among Absolute Waste Services, Inc. (formally known as Thermacell Technologies, Inc.), a Florida corporation (“AWS”), Absolute Waste Acquisitions, Inc., a Texas corporation and wholly owned subsidiary of AWS (“Absolute Sub”), and the former holders of membership interests (“Holders”) of Absolute Industries, LLC, a Texas limited liability company (“Absolute”). AWS, the Holders, Absolute, PAC Funding, LLC (“PAC”), Tom Duszynski and Donald Huggins are collectively referred to herein as the “Parties” and each individually as a “Party”.

RECITALS

     A. On July 2, 2003, AWS, Absolute Sub, Absolute and the Holders entered into a certain Agreement and Plan of Merger (“Merger Agreement”).

     B. Immediately prior to the Merger, AWS had 10,000,000 shares of its common stock issued and outstanding.

     C. The Merger Agreement provided for a tax-free issuance of securities pursuant to the provisions of Section 368(a) of the Internal Revenue Code, as amended (“IRC”), whereby AWS acquired 100% of the membership interests of Absolute through the merger of Absolute with and into Absolute Sub (the “Merger”).

     D. On August 25, 2003 (the “Effective Date”), a Certificate of Merger by and between Absolute and Absolute Sub (“Certificate of Merger”) was issued by the Texas Secretary of State pursuant to which Absolute merged with and into Absolute Sub, and the separate legal existence of Absolute ceased and Absolute Sub continued as the surviving corporation to operate the former business of Absolute.

     E. In consideration of the Merger and the acquisition by AWS of Absolute in connection therewith, AWS issued 27,000,000 shares of ASW’s Class A convertible preferred stock (“Merger Stock”) which, following the Merger, represented all of the issued and outstanding shares of ASW’s Class A convertible preferred stock.

     F. Absolute Sub is a wholly owned subsidiary of AWS and, since the Merger, the former business and operations of Absolute have been carried out by and through Absolute Sub.

     G. In connection with the Merger, PAC Funding, LLC (“PAC”), Tom Duszynski and Donald Huggins executed a certain Inducement/Indemnity Agreement requiring PAC to undertake certain actions and indemnify AWS against certain liabilities and obligations (“Inducement Agreement”).

     H. The Board of Directors of AWS and the Holders have determined that as a result of the failure to cause AWS common stock to be tradable on the over-the-counter bulletin board, the failure to file the reports required under the Exchange Act of 1934, as amended (“Exchange Act”) in a timely manner, and other breaches of the Merger Agreement and the Inducement Agreement, it is equitable and appropriate to rescind the Merger Agreement and terminate the Merger ab initio, for each Party to return to the other Party the consideration received in connection with the Merger, and to release each other from all duties, rights, claims, causes of action, obligations and liabilities arising from, in connection with or relating to the Merger Agreement and the Merger, all as provided herein.

     NOW, THEREFORE, in consideration of the above recitals and the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

     1. Agreement to Rescind. Subject to the terms and conditions set forth herein, the Parties agree to rescind the Merger Agreement and terminate the Merger ab initio, and the Merger Agreement (together with all agreements, documents and instruments delivered in connection therewith including, without limitation, the Inducement Agreement) shall be rescinded ab initio and shall be of no further force and effect, as of the Closing. On the Closing, the Parties shall have no further liabilities and obligations under or with respect to the Merger Agreement (or any agreements, documents and instruments delivered in connection therewith including, without limitation, the Inducement Agreement). In furtherance of the foregoing, at the Closing, AWS and the Holders agree to exchange the Merger Stock and the issued and outstanding shares of stock in the Absolute Sub as more fully set forth in Section 5 hereof, so that: (i) AWS will divest itself of and no longer will have any ownership interest in Absolute Sub; (ii) the Holders and their assignees (“Absolute Group”), all other persons who were issued AWS stock in consideration for causing the Merger to occur (“Merger Facilitators”), and those who have been issued AWS stock subsequent to the merger in consideration for services rendered or assets conveyed to Absolute Sub (“Post Merger Group”) will divest themselves of and no longer have any ownership interest in AWS; and (iii) after the Closing, the Absolute Group and the Post Merger Group will own 100% of the common stock of Absolute Sub, the successor-in-interest to the business of Absolute by virtue of the Merger.

     2. Regulatory Compliance. AWS agrees, following the execution of this Agreement, and at its cost, to (a) file a Current Report on Form 8-K pursuant to the Exchange Act to disclose this Agreement (“Form 8-K”); and (b) file an Information Statement pursuant to Section 14(c) of the Exchange Act (“Information Statement”), each of which shall be acceptable to the Parties and are attached hereto as Schedule A.

     3. Closing. The closing (“Closing”) of the transactions and the effectiveness of this Agreement as contemplated by Section 1 hereof shall take place at the principal offices of AWS at the time this agreement is executed by all parties.

     4. Approval. Prior to Closing, the Board of Directors of AWS and a majority of its stockholders will have consented in writing to the actions contemplated hereby. Copies of such consents are attached hereto as Schedule B.

     5. Return of Consideration. At the Closing, each Party agrees to return to the other the consideration received by it in connection with the Merger Agreement as follows:

     a) Merger Stock. The Holders agree to endorse, assign and transfer to AWS and cause their assignees to endorse, assign and transfer to AWS all of their right title and interest in and to the Merger Stock. The Holders shall, at Closing, deliver the certificate(s) representing the Merger Stock, duly endorsed to AWS or accompanied by stock powers duly endorsed to AWS, with each Holder’s signature medallion guaranteed by a national bank. From time to time after the Closing, and without further consideration, the Holders agree to execute and deliver such other instruments of transfer and take such other actions as AWS may reasonably request in order to effectively transfer the Merger Stock to AWS. Thereafter, AWS shall take such actions to cancel the Merger Stock.

     b) Absolute Sub Stock. AWS hereby agrees to endorse, assign and transfer to the members of the Absolute Group and the members of the Post Merger Group all of its right, title and interest in and to all of the issued and outstanding shares of stock (“Absolute Sub Stock”) in Absolute Sub, in such proportion as directed by the Holders in a writing signed by all of the Holders. AWS shall, at Closing, deliver the certificate(s) representing the Absolute Sub Stock, duly endorsed to the members of the Absolute Group and the Post Merger Group or accompanied by stock powers duly endorsed to the members of the Absolute Group and the Post Merger Group, with AWS’s signature medallion guaranteed by a national bank. From time to time after the Closing, and without further consideration, AWS agrees to execute and deliver such other instruments of transfer and take such other actions as the Holders may reasonably request in order to effectively transfer the Absolute Sub Stock.

     c) Merger Facilitators. Thomas Duszynski agrees to endorse, assign and transfer to AWS for cancellation the one million shares of common stock in AWS issued to him in connection with the Merger. Messrs. Huggins and Duszynski shall cause the two million shares of common stock in AWS issued to Glen Bagwell, as escrow agent, to be surrendered for cancellation with any necessary or appropriate endorsement thereof. Mr. Huggins shall cause the 4 million shares of common stock in AWS issued to Private Capital Group, Inc. to be surrendered for cancellation with any necessary or appropriate endorsement thereof. Messrs. Duszynski and Huggins shall use their best efforts to cause three million shares of common stock in AWS issued to the Harrelson Group in connection with the Merger to be surrendered for cancellation with any necessary pr appropriate endorsement thereof.

     d) Post-Merger Group. The Holders shall cause the Post-Merger Group to endorse, assign and transfer to AWS for cancellation the shares of stock in AWS issued to each such person.

     6. Other Closing Matters. At the Closing, the Holders shall each tender his resignation as an officer and/or director of AWS, all effective as of the Closing. At the Closing, AWS shall cause to be filed an amendment to its articles of incorporation changing its name to a name other than Absolute Waste Services, Inc. and shall execute and deliver to Absolute Sub an assignment of all of its rights and interest in the name “Absolute Waste Services.”

     7. Representations and Warranties of AWS. AWS warrants and represents to the Holders that: (i) AWS has and shall transfer at the Closing, good and marketable title to the Absolute Sub Stock, free and clear of all liens, claims, charges, encumbrances, pledges, mortgages, security interests, options, rights to acquire, proxies, voting trusts or similar agreements, restrictions on transfer or adverse claims of any nature whatsoever (“Liens”); (ii) AWS has all requisite power and authority to execute and perform its obligations under this Agreement; that it has taken all necessary action to authorize such execution, delivery and performance; that such execution, delivery and performance does not violate or conflict with any law applicable to it, any provision of its charter or bylaws, or any order or judgment or order of any court or other agency of government applicable to it and that it has obtained any and all consents necessary such that this Agreement, when executed, will constitute the legal, valid and binding obligation of the Parties, enforceable in accordance with its respective terms, subject only to the laws of bankruptcy or insolvency; and (iii) since the Effective Date, AWS has not incurred, nor has it caused the incurrence of, any liabilities or obligations for or on the account of Absolute Sub, other than liabilities and obligations arising out of the actions of the Holders or duly authorized by the Board of Directors of AWS.

     8. Representations and Warranties of the Holders. The Holders warrant and represent to AWS that: (i) the Holders shall transfer or cause to be transferred to AWS at the Closing, good and marketable title to the Merger Stock, free and clear of all Liens; (ii) each Holder has all requisite power and authority to execute and perform its obligations under this Agreement; that it has taken all necessary action to authorize such execution, delivery and performance; that such execution, delivery and performance does not violate or conflict with any law applicable to it, or any order or judgment or order of any court or other agency of government applicable to it and that it has obtained any and all consents necessary such that this Agreement, when executed, will constitute the legal, valid and binding obligation of the Parties, enforceable in accordance with its respective terms, subject only to the laws of bankruptcy or insolvency; and (iii) since the Effective Date, the Holders have not incurred, nor have they caused the incurrence of, any liabilities or obligations for or on the account of AWS or any changes in the capital structure of AWS, or agreements to effect any changes in the capital structure, except for liabilities or obligations or changes duly authorized by the Board of Directors of AWS.

     9. Survival; Indemnification. The representations and warranties of the Parties contained herein shall survive the Closing. The Holders, jointly and severally, agree to indemnify and hold AWS harmless (from and after the Closing), and its directors, officers, shareholders, employees and agents (collectively, the “AWS Indemnified Parties”) against any and all liabilities, obligations, losses, damages, claims, or actions (including reasonable attorneys’ fees) based upon, resulting from or arising out of, any breach or inaccuracy of any representation or warranty by Holders, or any statement, agreement or covenant made by the Holders in or pursuant to this Agreement. AWS agrees to indemnify and hold the Holders harmless (from and after the Closing), against any and all liabilities, obligations, losses, damages, claims, or actions (including reasonable attorneys’ fees) based upon, resulting from or arising out of, any breach or inaccuracy of any representation or warranty by AWS, or any statement, agreement or covenant made by AWS in or pursuant to this Agreement. No claim for indemnity by Holders or AWS shall be made hereunder after 11:59 p.m. on the date that is one year after the Closing hereof.

     10. Releases.

     (a) The Parties hereby unequivocally release and discharge each other Party and any of its directors, agents, attorneys, representatives, stockholders, managers, members, financial advisors, affiliates, principals, or parents, and any administrators, successors and assigns (“Related Parties”) of any action, choses in action, cases, claims, suits, injuries, damages, judgments, obligations, debts, and liabilities whatsoever, in law, equity or otherwise arising under, in connection with or relating to the Merger Agreement, the Merger, any documents and agreements delivered pursuant to the Merger Agreement, any transactions contemplated thereby, or in connection with the events leading to the termination of the Merger and the rescission of the Merger Agreement, including without limitation the Inducement Agreement. Notwithstanding the foregoing, the obligations of the Parties specifically set forth in this Agreement are not hereby released, discharged or compromised.

     (b) Each Party hereby irrevocably agrees to refrain from directly or indirectly asserting any claim or demand or commencing (or causing to be commenced) any suit, action, or proceeding of any kind, in any court or before any tribunal, against any other Party or their Related Parties based upon any released claim.

     11. Publicity and Disclosure. Except as required by law, no press releases except as set forth herein shall be issued regarding the rescission of the Merger Agreement by any Party without the prior written consents of the other Parties.

     12. Entire Agreement. This Agreement constitutes the entire agreement and understanding between the Parties with respect to the subject matter hereof and supercedes all prior and contemporaneous agreements and understandings. This Agreement is binding upon and shall inure to the benefit of the Parties hereto and their legal representatives, successors and permitted assigns. This Agreement may not be assigned and, except as stated herein, may not be altered or amended except in writing executed by all of the Parties hereto.

     13. Governing Law, Dispute Resolution and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without giving effect to the conflicts of laws principles thereof. All disputes, controversies or claims (“Disputes”) arising out of or relating to this Agreement shall in the first instance be the subject of a meeting between a representative of each Party who has decision-making authority with respect to the matter in question. Should the meeting either not take place or not result in a resolution of the Dispute within twenty (20) business days following notice of the Dispute to the other Party, then the Dispute shall be resolved in a binding arbitration proceeding to be held in Dallas, Texas, in accordance with the international rules of the American Arbitration Association. The Parties agree that a panel of three arbitrators shall be required. Any award of the arbitrators shall be deemed confidential information for a minimum period of five years. The arbitrators may award attorneys’ fees and other arbitration related expense, as well as pre- and post-judgment interest on any award of damages, to the prevailing Party, in their sole discretion.

     14. Notices. All notices or other communications to be sent by any Party to this Agreement to any other Party shall be sent by certified mail, personal delivery or national overnight courier to the addresses herein designated or as may hereafter be designated in writing by a Party. Notice shall be deemed given and received on the date of actual delivery to the address specified thereon.

     15. Counterparts. This Agreement may be executed in counterparts, all of which, when taken together, shall constitute the entire Agreement.

     16. Severability. The provisions of this Agreement shall be severable, so that the unenforceability, validity or legality of any one provision shall not affect the enforceability, validity or legality of the remaining provisions thereof.

     17. Joint Drafting. This Agreement shall be deemed to have been drafted jointly by the Parties hereto, and no inference or interpretation against any Party shall be made solely by virtue of such Party allegedly having been the draftsperson of the Agreement.

IN WITNESS WHEREOF, the Parties have made and executed this Agreement as of the day and year first above written.

Absolute Waste Services, Inc.	Absolute Waste Acquisitions, Inc.

By: /s/ James D. Wright	By: /s/ James D. Wright

Title: CEO	Title: President

Holders:

/s/ James D. Wright James D. Wright

/s/ William M. Davis William M. Davis

/s/ Larry Woods Larry Woods

PAC Funding, LLC

By: /s/ Donald Huggins

Title: Co-Manager

/s/ Donald Huggins, Jr. Donald Huggins, Jr.

/s/ Thomas F. Duszynski Thomas F. Duszynski